Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Data

The following unaudited pro forma condensed combined financial data give effect to the Acquisition and related financings as if they had been completed on September 30, 2012 with respect to the pro forma balance sheet data and as of January 1, 2011 with respect to the pro forma statement of income data.

It should be noted that Equifax and CSC Credit Services, Inc. have different fiscal year ends. Accordingly, the selected unaudited pro forma income statement data for the calendar year ended December 31, 2011 have been developed from Equifax’s historical consolidated income statement data for the year then ended and CSC Credit Services, Inc.’s historical consolidated income statement data for the year ended March 31, 2012. The selected unaudited pro forma income statement data for the nine months ended September 30, 2012 have been developed from Equifax’s historical consolidated income statement data for the nine calendar months then ended and the unaudited historical results of CSC Credit Services, Inc. for the nine months ended September 30, 2012, which were derived from CSC Credit Services, Inc.’s unaudited historical results for the three months ended March 31, 2012 plus the unaudited six months ended September 30, 2012. The selected unaudited pro forma balance sheet data have been developed from Equifax’s historical consolidated balance sheet data as of September 30, 2012 and CSC Credit Services, Inc.’s historical consolidated balance sheet data as of September 30, 2012.

The Acquisition will be accounted for under the purchase method of accounting. Under purchase accounting, the total purchase cost will be allocated to the tangible and intangible assets acquired by Equifax based upon their respective fair values as of the closing of the Acquisition based on valuations and other studies, which are not yet available. A preliminary allocation of the purchase cost has been made to major categories of assets in the pro forma condensed combined financial data set forth below based on estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ materially from the pro forma amounts included herein.

The following unaudited pro forma condensed combined financial data are presented for illustrative purposes only and are not necessarily indicative of what Equifax’s actual financial position or results of operations would have been had the Acquisition and related financings been completed on the dates indicated above. In addition, the following unaudited pro forma condensed combined financial data do not purport to project the future financial position or results of operations of the combined company. A number of factors may affect our results. See the specific factors set forth in “Risk Factors” above and in our annual report on Form 10-K for the year ended December 31, 2011 and our subsequent quarterly reports on Form 10-Q incorporated by reference in this prospectus supplement.

Equifax Inc.

Unaudited Pro Forma Condensed Combined Historical
Statement of Income

Year Ended December 31, 2011

(In millions, except per share amounts)	Historical Equifax	Historical CSC Credit Services	Pro Forma Adjustments		Pro Forma

Operating revenue	$1,959.8	$223.2	$(39.7	) a	$2,075.1
			(68.2	) b

Operating expenses:
Cost of services (exclusive of depreciation and amortization below )	768.5	106.7	(39.7	) a	767.3
			(68.2	) b
Selling, general and administrative expenses	554.8	11.7	—		566.5
Depreciation and amortization	165.5	1.2	29.7	c	195.4
			(1.0	) d
Total operating expenses	1,488.8	119.6	(79.2)		1,529.2
Operating income	471.0	103.6	(28.7)		545.9
Interest expense	(55.1)	(29.7)	(21.2	) e	(76.3)
			29.7	f
Other (expense) income, net	(7.7)	—	—		(7.7)
Consolidated income from continuing operations before income taxes	408.2	73.9	(20.2)		461.9
Provision for income taxes	(168.0)	(27.0)	7.6	g	(187.4)
Consolidated income from continuing operations	240.2	46.9	(12.6)		274.5
Discontinued operations, net of tax	1.5	—	—		1.5
Consolidated net income	241.7	46.9	(12.6)		276.0
Less: Net income attributable to noncontrolling interests	(8.8)	—	—		(8.8)
Net income attributable to Equifax	$232.9	$46.9	$(12.6)		$267.2

Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$231.4				$265.7
Discontinued operations, net of tax	1.5				1.5
Net income	$232.9				$267.2

Basic earnings per common share:
Income from continuing operations attributable to Equifax	$1.90				$2.18
Discontinued operations attributable to Equifax	0.01				0.01
Net income attributable to Equifax	$1.91				$2.19

Weighted-average shares used in computing basic earnings per share	121.9				121.9

Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$1.87				$2.15
Discontinued operations attributable to Equifax	0.01				0.01
Net income attributable to Equifax	$1.88				$2.16
Weighted-average shares used in computing diluted earnings per share	123.7				123.7

Equifax Inc.

Unaudited Pro Forma Condensed Combined Historical
Statement of Income

Nine Months Ended September 30, 2012

(In millions, except per share amounts)	Historical Equifax	Historical CSC Credit Services	Pro Forma Adjustments		Pro Forma

Operating revenue	$1,602.4	$180.6	$(28.5	) a	$1,700.4
			(54.1	) b

Operating expenses:
Cost of services (exclusive of depreciation and amortization below )	613.3	85.7	(28.5	) a	616.4
			(54.1	) b
Selling, general and administrative expenses	472.2	9.5			481.7
Depreciation and amortization	123.1	0.6	22.3	c	145.5
			(0.5	) d
Total operating expenses	1,208.6	95.8	(60.8)		1,243.6
Operating income	393.8	84.8	(21.8)		456.8
Interest expense	(41.1)	(23.6)	(15.5	) e	(56.6)
			23.6	f
Other (expense) income, net	5.5	—			5.5
Consolidated income from continuing operations before income taxes	358.2	61.2	(13.7)		405.7
Provision for income taxes	(125.6)	(22.3)	5.1	g	(142.8)
Consolidated net income	232.6	38.9	(8.6)		262.9
Less: Net income attributable to noncontrolling interests	(6.8)	—	—		(6.8)
Net income attributable to Equifax	$225.8	$38.9	$(8.6)		$256.1
Basic earnings per common share:	$1.88				$2.13
Weighted-average shares used in computing basic earnings per share	120.0				120.0
Diluted earnings per common share:	$1.84				$2.09
Weighted-average shares used in computing diluted earnings per share	122.4				122.4

Notes to Unaudited Pro Forma Condensed Combined
Income Statements

(a) To adjust the historical presentation of CSC Credit Services, Inc.’s financial statements to conform to Equifax’s presentation as it relates to revenue sharing between CSC Credit Services, Inc. and Equifax.

(b) To adjust for the elimination of historical activity between Equifax and CSC Credit Services, Inc.

(c) To increase amortization expense as a result of acquired intangibles. The preliminary purchase price and amortization period of intangibles are as follows:

Net Assets Acquired	$14.3
Data Files	403.0	(15 years )
Non-Compete Agreement	14.0	(5 years )
Territorial Right	349.0	(indefinite )
Goodwill	219.7	(indefinite )
Total	$1,000.0

(d) To eliminate the historical amortization expense of CSC Credit Services, Inc.

(e) To reflect the increase in interest expense for $800 million of borrowings incurred to fund the Acquisition. It is assumed that $300 million will be borrowed through the issuance of commercial paper with an interest rate of 0.5% and $500 million of notes will be offered hereby with an interest rate of 3.75%, along with debt issuance costs of $0.5 million for the commercial paper and $4.3 million related to the notes which will be amortized over the terms of the outstanding respective debt. The actual interest rate related to such borrowings may differ and, for every 0.125% variance in the interest rate, interest expense related to commercial paper borrowings would change by $0.4 million annually and interest on the notes would change by $0.6 million annually.

(f) To eliminate CSC Credit Services, Inc.’s historical interest expense related to debt that will not be assumed by Equifax.

(g) Reflects the income tax effects of the pro forma adjustments in this column at an effective tax rate of 37.6%.

Equifax Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2012

(In millions, except par values)	Historical Equifax	Historical CSC Credit Services	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$267.2	$—	$(1,000.0	) c	$62.4
			795.2	d
Trade accounts receivable, net	296.9	17.3	(2.5	) a	311.7
Prepaid expenses	30.2	0.5			30.7
Other current assets	11.4	0.5	(0.5	) b	11.4
Total current assets	605.7	18.3	(207.8)		416.2

Property and equipment:
Capitalized internal-use software and system costs	361.6	4.0			365.6
Data processing equipment and furniture	203.0	0.6			203.6
Land, buildings and improvements	176.4				176.4
Total property and equipment	741.0	4.6	—		745.6
Less accumulated depreciation and amortization	(454.8)	(4.0)			(458.8)
Total property and equipment, net	286.2	0.6	—		286.8
Goodwill	1,974.5	2.4	(1.5	) a	2,192.7
			(2.4	) b
			219.7	c
Indefinite-lived intangible assets	95.7	—	349.0	c	444.7
Purchased intangible assets, net	487.6	2.9	(2.9	) b	904.6
			417.0	c
Other assets, net	156.2	0.4	(0.4	) b	161.0
			4.8	d
Total assets	$3,605.9	$24.6	$775.5		$4,406.0

Equifax Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2012

(In millions, except par values)	Historical Equifax	Historical CSC Credit Services	Pro Forma Adjustments			Pro Forma

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$16.9	$—	$			$16.9
Accounts payable	28.6	1.2		(0.2	) b	29.6
Accrued expenses	72.5	3.6		(0.7	) b	80.0
				4.6	e
Accrued salaries and bonuses	79.5	2.5		(2.5	) b	79.5
Deferred revenue	54.1	—				54.1
Other current liabilities	73.9	15.7		(4.0	) a	70.1
				(15.5	) b
Total current liabilities	325.5	23.0		(18.3)		330.2
Long-term debt	951.4	432.5		(432.5	) b	1,751.4
				800.0	d
Deferred income tax liabilities, net	228.6	—				228.6
Long-term pension and other postretirement benefit liabilities	163.3	—				163.3
Other long-term liabilities	53.9	2.4		(2.4	) b	53.9
Total liabilities	1,722.7	457.9		346.8		2,527.4

Commitments and Contingencies (see Note 5)
Equifax shareholders’ equity:
Common stock	236.6	—				236.6
Paid-in capital	1,131.6	—				1,131.6
Retained earnings	3,039.9	—		(4.6	) e	3,035.3
Net parent investment	—	(433.4)		447.6	b	—
				(14.2	) c
Accumulated other comprehensive loss	(373.0)	0.1		(0.1	) c	(373.0)
Treasury stock	(2,170.4)	—				(2,170.4)
Stock held by employee benefits trust	(5.9)	—				(5.9)
Total Equifax shareholders’ equity	1,858.8	(433.3)		428.7		1,854.2
Noncontrolling interests	24.4	—		—		24.4
Total equity	1,883.2	(433.3)		428.7		1,878.6
Total liabilities and equity	$3,605.9	$24.6		$775.5		$4,406.0

Notes to Unaudited Pro Forma Condensed Combined
Balance Sheet

(a) To eliminate the $4 million payable and $2.5 million receivable between Equifax and CSC Credit Services, Inc.

(b) To eliminate certain assets and liabilities of CSC Credit Services, Inc. that are not being acquired by Equifax as part of the Acquisition.

(c) To record the payment of the purchase price to CSC Credit Services, Inc. and record the intangible assets acquired. The purchase price allocation is as follows:

Net Assets Acquired	$14.3
Data Files	403.0
Non-Compete Agreement	14.0
Territorial Right	349.0
Goodwill	219.7
Total	$1,000.0

(d) To reflect the issuance of $800 million of debt by Equifax to fund the Acquisition, net of $4.8 million of capitalized issuance costs.

(e) To record transaction fees paid to third parties in connection with the Acquisition.